UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2020

Aspirational Consumer Lifestyle Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39541	98-1557048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

#18-07/12 Great World City
Singapore	237994
(Address of principal executive offices)	(Zip Code)

+65 6672 7605

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	ASPL.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	ASPL	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ASPL WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Ravi Thakran, the Chairman and Chief Executive Officer of Aspirational Consumer Lifestyle Corp. (the “Company”), has today announced that he has stepped down effective as of October 19, 2020 from his role as the Group Chairman of LVMH South and South East Asia and Australia/New Zealand. Additionally, Mr. Thakran’s role as Chairman — Emeritus of L Catterton Asia ended effective October 16, 2020. In connection with such departures, Mr. Thakran has also stepped down from his roles at R.M. Williams, Arcadia s.r.l. and CE LA VI. These steps will allow Mr. Thakran to focus more time on the Company, and a newly announced private equity fund focused on Asia which he plans to raise in the near future.

The information in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspirational Consumer Lifestyle Corp.

Date: October 22, 2020	By:	/s/ Ravi Thakran
		Name:	Ravi Thakran
		Title:	Chief Executive Officer and Chairman